                            PLAYBOY TV/SCANDINAVIA

                            Memorandum of Agreement

                              As of July 29, 1997

1.   Overview

     This Memorandum of Agreement (the "Agreement") sets forth the essential terms and conditions under which Playboy Entertainment Group, Inc. ("PEGI") will license programming to the Modern Times Group ("MTG") for the purposes of broadcasting a pay television service known as Playboy TV/Scandinavia ("PBTV/S"). This Agreement consists of twenty-three (23) Section cover pages and the attached Exhibit A of PEGI's Standard Terms and Conditions for agreements of this type. In the event of any inconsistencies between such cover pages and Standard Terms and Conditions, the cover pages shall prevail.


2.   Program Supply for PBTV/S

     PEGI will supply MTG with *** Program Hours of New Programs per Year. For the purposes of this Agreement, a "New Program" is a program never before broadcast on the PBTV/S service. A "Year" is any consecutive 12-month period commencing on the launch date of the PBTV/S service or any anniversary thereof. "Program Hours" shall be calculated as follows:
     (a) programs 11-40 minutes in length shall be treated as .5 Program Hours,
     (b) programs 41-70 minutes in length shall be treated as 1.0 Program Hours, and (c) programs 71-100 minutes in length shall be treated as 1.5 Program Hours. Program Hours for programs of greater length shall be calculated in an analogous manner.


3.   Supply of Movies

     In addition to the programs and interstitial materials supplied by PEGI for the PBTV/S service, PEGI will supply to MTG a total of *** movies (the "Movies") per Year, for unbranded transmission within the Territory during such Year by a single Non-Standard TV service of MTG's choice other than PBTV/S.


4.   The Playboy TV/Scandinavia Service

     PBTV/S will run as a 4-hour block each night, commencing no earlier than 10:00 pm and no later than 1:00 am Stockholm time.


*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

     PBTV/S will be sold to DTH consumers only as a part of a "package" that also includes TV 1000 and TV 1000 Cinema; this package is currently referred to as "Viasat Gold." Pricing to the consumer for the Viasat Gold package has been set at 199 SEK per month; PEGI will have the right of consultation over any pricing variance from this level. MTG agrees that neither TV 1000 nor TV 1000 Cinema will be available to consumers without PBTV/S.

     In the event that PBTV/S is distributed to consumers via pay cable television as part of the Viasat Gold package (or any other "bundling" of services), the parties will negotiate a fair proportion of gross revenues due PEGI for the PBTV/S service in relation to total gross revenues received by MTG from the distribution of such a package(s). In the event that PBTV/S is sold to consumers via pay cable television on an a la carte basis, PEGI will have approval over the retail price charged to consumers for the PBTV/S service.


5.   Territory

     5.1  For PBTV/S

          The "Territory" for the PBTV/S service will consist of Norway, Sweden, Denmark and Finland.

     5.2  For Movies

          The "Territory" for the Movies will consist of Norway, Sweden, Denmark and Finland. To the extent that the Non-Standard TV rights for a given Movie in the Baltic States are controlled by PEGI for the applicable Year of the Term and have not been granted to a third party at the time this Agreement is executed, the Territory for such Movie will also include the Baltic States. If the Non-Standard TV rights for a given Movie are controlled by PEGI for the applicable Year of the Term and have been previously granted to a third party or third parties for one or more territories in the Baltic States but not all territories in the Baltic States, the Territory for such Movie will also include that (those) territory(ies) within the Baltic States for which such rights have not been previously granted. MTG acknowledges that the Non-Standard TV rights to a particular Movie may be subject to home video holdbacks in some or all of the Baltic States, and MTG agrees that MTG's rights to the Movies in the Baltic States, if any, shall be subject to, and MTG shall abide by, all of such holdbacks, as instructed by PEGI.

6.   Languages

     PBTV/S will be authorized to transmit programs in English, Norwegian, Swedish, Danish, and Finnish.


7.   Term

     The "Term" of the Agreement will be *** years, commencing on the launch date. MTG agrees that the launch date will be no later than September 30, 1997, and will be deemed to have occurred when any programming supplied by PEGI is exhibited in any part of the Territory over any form of Non-Standard TV by or under the authority of MTG.


8.   Program Schedule

     PEGI will schedule the PBTV/S service in its entirety. Each program day will consist of a mix of New Programs and Encore Programs. An "Encore Program" is the repeat of a program that has already aired as a New Program.

     In order to fill each hour to its entirety, PEGI will supply MTG with interstitial material and promos of certain upcoming programs.

     MTB shall have the right to exhibit each of the Movies *** times over a single Non-Standard TV service in the Territory other than PBTV/S during the Year for which the particular Movie is delivered by PEGI. In no event may MTG use any of the "PlayboyMarks" (as defined in the Standard Terms and Conditions) in connection with any of such exhibitions.


9.   Delivery Materials

     For each month of the Term, PEGI will provide MTG with a program schedule, which will identify each New Program, each Encore Program, each interstitial and each promo that is to be transmitted each day. PEGI will also provide MTG with one NTSC Betacam copy of each program, interstitial and promo, and MTG will then be responsible for the assembly of a given day's broadcast from these materials. The cost of shipping these materials from Los Angeles will be borne by MTG. During the first month of each Year of the Term, PEGI also will provide to MTG one NTSC Betacam copy of each of the *** Movies for such Year. MTG shall be responsible for any assembly or preparation of materials for the exhibition of the Movies, and the cost of shipping all materials in connection with the Movies from Los Angeles will be borne by MTG.

     *** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

10.  Dubbing and/or Subtitling

     PEGI will supply an English-language version of each New Program, interstitial, promo and Movie. If PEGI owns or acquires at no cost, versions of certain New Programs or Movies in the other authorized languages, these also will be provided to MTG. MTG may, at its cost, dub or sub-title any program, interstitial, promo and/or Movie, subject to PEGI's approval of the quality of such dubbing and/or subtitling. *** At the end of the Term, all dubbed and/or subtitled materials *** will be destroyed by MTG, and MTG shall deliver to PEGI a certificate of destruction reasonably acceptable to PEGI.


11.  Media

     MTG will be authorized to transmit PBTV/S into all Non-Standard TV media in the Territory throughout the Term (the "Media"). MTG also will be authorized to transmit each Movie on a single Non-Standard TV service in the Territory other than PBTV/S during the particular Year of the Term for which the particular Movie was delivered by PEGI. For the purposes of this Agreement, "Non-Standard TV" shall include pay cable television and DTH transmission. PEGI acknowledges that MTG may also distribute the PBTV/S service via the DTH platform to consumers who receive the service via SMATV, MMDS, DBS, or DSS technologies. Such technologies will be considered part of the DTH component of this Agreement. Non-Standard TV specifically excludes terrestrial broadcast television and basic subscription (i.e., "non-premium pay") television.


12.  Marketing and Distribution

     MTG will bear all responsibility for the marketing and distribution of the PBTV/S service in the Media throughout the Territory. PEGI will use reasonable efforts to supply MTG with marketing materials as needed to support the sales and marketing of the PBTV/S service. All duplication, printing, distribution and similar marketing costs will be borne by MTG. MTG agrees as part of its marketing plan to run cross-promotional advertisements for the Viasat Gold package on its other Non-Standard TV services ***. In MTG's cross-promotional advertisements for the Viasat Gold package, MTG shall give substantially the same prominence to PBTV/S as it does to other third party channels as components of the Viasat Gold package.

     *** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

13.  Exclusivity

     MTG will be the exclusive distributor for PBTV/S in DTH media in the Territory throughout the Term.

     For pay cable television, PEGI will grant MTG the exclusive right to distribute the PBTV/S service in the Territory for one year from the commencement of the Term. On a country-by-country basis, if, at the end of Year 1, MTG has not secured access for PBTV/S in cable television systems representing at least 50% of the cable television households in a given country at such time, that country will become non-exclusive to MTG for PBTV/S for the medium of pay cable television for the remainder of the Term.


14.  ***

     PEGI acknowledges that MTG will achieve pay cable television coverage by subdistributing the PBTV/S service to cable television operators, via contracts with each cable television operator (each, a "Cable Distribution Agreement"). PEGI will have approval rights over the terms and conditions of each Cable Distribution Agreement. ***


15.  Technical Operations

     MTG will handle and pay for all technical functions, including provision for satellite transponders, uplink, playback, subscriber management services, costs of assembly, music performance fees, shipping, and the like.


16.  Program License Fees

     16.1  For PBTV/S DTH Homes

          Program license fees for PBTV/S will be the sum of: a) the "Minimum Guaranteed License Fees"; and b) the "Subscriber-Based Overage":


     *** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

16.1.1    The Minimum Guaranteed License Fees

          The Minimum Guaranteed License Fees for each Year will be as follows:

          ***



          The payment schedule for such Minimum Guaranteed License Fees will be as follows:

          ***




16.1.2    The Subscriber-Based Overage

          MTG will calculate the average number of subscribers to the Viasat Gold package each month of the Term. For the following monthly subscriber counts, MTG will pay PEGI an additional Subscriber-Based Overage as follows:

          When Average Subscriber               The Subscriber-Based
          Counts Are Between...                 Overage Will Be

          ***                                   ***



          * on subscribers  ***  through the actual number.



*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

          By way of example, if for month ***, the average number of subscribers to the Viasat Gold package is ***, MTG will pay PEGI a Subscriber-Based Overage of ***. If, for month ***, the average number of subscribers to the Viasat Gold package is ***, MTG will pay PEGI a Subscriber-Based Overage of ***.

          For multiple-dwelling units, offices buildings and other consumers who do not receive PBTV/S through an individual subscription, but rather receive it on a "group" basis, such as via SMATV, each residence, office or other individual unit capable of receiving PBTV/S shall be counted as a subscriber for purposes of calculating the Subscriber-Based Overage. Similarly, for hotels and motels, hospitals and other multiple-room facilities receiving PBTV/S that are occupied only on a day-by-day, temporary basis for which a daily charge is incurred (as opposed to apartment buildings, office buildings, dormitories and other multiple-dwelling units that are occupied on a longer term basis), the number of subscribers on a particular day shall be calculated by multiplying the total number of rooms in such facility on such day by the greater of (a) the average monthly occupancy rate of such facility, or (b) ***. The average number of subscribers for a particular month shall be determined by averaging the number of subscribers on the first day of the month and the number of subscribers on the last day of the month.

          Payment of Subscriber-Based Overages will be made on a monthly basis, 30 days after the close of the appropirate month.

16.2 For PBTV/S Cable Television Homes

     For cable television distribution of the PBTV/S service, MTG will remit to PEGI all sums actually collected from distribution through cable television operators, ***. In the event that PBTV/S is bundled with other services in a package, MTG will remit to PEGI the fair proportion (as agreed by the parties) of net revenues actually collected from the distribution of such package(s), ***.

     Payments will be made on a monthly basis, included with the accounting statement for that month.

*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

     16.3  For Movies

           MTG will pay PEGI the sum of US *** per Movie, payable as follows:

           ***

17.  Accounting

     MTG will handle the collection of all moneys due from the consumer and/or cable television operators. 30 days after the close of a given month, MTG will provide PEGI with an accounting statement that details the following:

     17.1  For Viasat Gold DTH Homes

           a)  Number of subscribers at the beginning of the month.
           b)  Number of subscribers at the end of the month.
           c)  Mean average number of subscribers for that month.
           d) Actual revenues collected from the sale of the Viasat Gold package to those households for that month.

     17.2  For Cable Television Homes (For Each Individual Cable
           Television Operator)

           a)  Number of subscribers at the beginning of the month.
           b)  Number of subscribers at the end of the month.
           c)  Mean average number of subscribers for that month.
           d) Actual revenues collected from monthly subscriptions to PBTV/S for the month.
           e) Actual revenues collected from pay-per-view sales of PBTV/S for that month.
           ***

           As indicated in the Program License Fees Section, any Subscriber-Based Overage due PEGI from DTH subscriber counts and any revenues *** from cable television distribution will be

           *** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

          due with the statement for the appropriate month.

18.  Advertising

     PEGI reserves the right to schedule up to *** of advertising for products bearing any Playboy Marks sold by PEGI or its affiliates. Use of such advertising time will be at the discretion of PEGI but will conform to any guidelines set by any relevant regulatory body in the Territory.

19.  Other Adult Services or Programs

     PEGI acknowledges that MTG exhibits certain adult films within its current roster of channels.***

     Accordingly, MTG warrants that: ***

20.  Censorship

     MTG shall accept and pay for all programming supplied by PEGI for the PBTV/S service and all Movies regardless of censorship regulations or the potential for same throughout the Territory or in any individual country or area within the Territory. MTG will be obliged either to edit the programming, including the Movies, as supplied by PEGI (subject to PEGI's approval) or blackout the territory(ies) where the censorship problem occurs, with all costs of editing and/or blackout to be borne by MTG.

21.  Transfer of PEG Rights

     PEGI reserves the right to transfer this Agreement to an affiliate in which PEGI or its parent company, Playboy Enterprises, Inc. ("PEI"), is a shareholder, partner, member or other equity participant. ***

*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

22.  Transfer of MTG Responsibilities

     In the event that MTG merges or affiliates with any other owners, operators or providers of distribution, this Agreement will automatically take effect for all parties to such mergers or affiliations. ***

23.  ***


IN WITNESS WHEREOF, PEGI and MTG have executed this Agreement as of July 29,
1997.

PLAYBOY ENTERTAINMENT GROUP, INC.

       /s/ Mary Herne
By:____________________________

       Sr VP International
   ____________________________
         Name and Title

MODERN TIMES GROUP

      /s/ Hans Albrecht
By:____________________________

           CEO, PAY TV
   ____________________________
         Name and Title

*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

                                   EXHIBIT A

                PLAYBOY TV/SCANDINAVIA MEMORANDUM OF AGREEMENT
                        (Standard Terms and Conditions)


The following are the Standard Conditions to and a part of the Playboy TV/Scandinavia Memorandum of Agreement dated as of July 29, 1997 (the "Agreement") attached hereto by and between the Modern Times Group ("Licensee") and Playboy Entertainment Group, Inc. ("Licensor") with regard to the Playboy TV/Scandinavia pay television service ("PBTV/S"). All defined terms used in these Standard Terms and Conditions but not defined herein are defined in the cover pages of the Agreement (the "Cover Pages").

1. DELIVERY AND RETURN: Licensor shall deliver to Licensee the delivery materials as set forth in the Cover Pages. Delivery to Licensee at its address set forth below shall be deemed delivery hereunder. All costs of delivery and return of tapes and all risks of loss in transit or while in Licensee's possession or control shall be borne by Licensee. All shipping costs will be paid by Licensee as all shipping will be via Freight Collect. At all times after receipt of tapes, Licensee shall keep the tapes in Licensee's exclusive possession and control until returned as hereafter provided. Licensee will not make or authorize others to make copies of the programs, Movies or other exhibition materials other than the minimum number of copies necessary to exhibit them. Licensee shall furnish an affidavit with respect to any lost, stolen or destroyed tapes. All tapes and parts or replacements thereof shall remain the property of Licensor at all times. licensee shall promptly examine each tape and shall give Licensor immediate written notice if said tape is not physically suitable for exhibition other than the need to dub the tapes into the authorized languages. The tape or tapes shall be deemed acceptable unless Licensor is notified no later than ten (10) days after delivery thereof that a tape is defective. At its option, Licensor may furnish another tape of said program or Movie, or a suitable tape of another similar program or movie or grant Licensee a proportionate credit in the Minimum Guaranteed Licensee Fees or Movie license fees, but Licensor shall have no other obligation or liability whatsoever. Original undubbed Licensor-supplied tapes and reels of each program, movie or other exhibition materials shall be returned within sixty (60) days of receipt by Licensee in the same condition as received, normal wear and tear excepted, either directly to Licensor or to such address as Licensor may designate. Licensee shall, within forty-eight
     (48) hours after the date of the last scheduled exhibition of each program, Movie and other exhibition materials, in Licensor's discretion, either destroy and provide Licensor with an acceptable certificate of destruction, or sell and deliver to Licensor all dubbed sound tracks and all optical and/or magnetic sound tracks and all copies and tapes of such materials manufactured by or at the instance of Licensee, whether or not any of said sound tracks, materials or tapes were actually utilized by Licensee in connection with the exercise of rights granted to Licensee hereunder. Additionally, within ten (10) days after the end of the Term or earlier termination of Licensee's exhibition rights or this Agreement with respect to a particular program or Movie, Licensee shall send to Licensor all transparencies, artwork and other marketing supplies, and all ratings and censorship certificates, correspondence and other documents in connection with such program or Movie. It is expressly agreed that title in and to any material provided to Licensee hereunder shall remain in Licensor, and that title in and to any such material created by, for or at the instance of Licensee and all rights including copyrights therein shall vest in Licensor upon the creation thereof, subject only to possession and control thereof by Licensee during the Term for the applicable program or Movie solely for the purpose of exercise of the rights granted herein. Licensee will execute, acknowledge and deliver to Licensor any instruments of transfer, conveyance or assignment in or to any such material necessary or desirable to evidence or effectuate Licensor's ownership thereof, and in the event that Licensee fails or refuses to execute, acknowledge or deliver any such instrument or documents, then Licensor shall be deemed to be and Licensee hereby nominates, constitutes and appoints Licensor Licensee's true and lawful attorney-in-fact irrevocably to execute and deliver all such instruments in Licensee's name or otherwise, it being acknowledged that such power is a power coupled with an interest. Anything herein to the contrary notwithstanding, Licensee shall not have the right to use any dubbed sound tracks, sub-titled materials, optical sound tracks, or tapes made therefor except in the exercise of the rights granted to Licensee hereunder and in accordance with all limitations on said rights as are contained in this Agreement. It is distinctly understood and agreed that all payments, fees, royalties, residual payments and the like shall be the sole obligation of Licensee with respect to the production of and use of any and all dubbed magnetic sound tracks, sub-titled materials, and all optical sound tracks and tapes containing optical sound tracks made by, for or at the instance of Licensee, and Licensee hereby indemnifies Licensor with respect thereto.

2. CREDITS AND ALTERATION OF TAPES: Licensee may make only such cuts or deletions as are necessary to make the programs, Movies and other materials supplied by Licensor (collectively, "Materials") conform to the orders of any duly authorized public censorship authority, its time segment requirements and its continuity acceptance standards. Licensee will provide Licensor with a description of the editing which it intends to perform prior to doing so, and such editing shall be subject to the prior written approval of Licensor (not to be unreasonably withheld). Additionally, once the editing is completed, such edited version shall be supplied to Licensor for its prior-to-broadcast approval (such approval not to be unreasonably delayed or withheld). Licensee will not delete the copyright notice and/or credits incorporated in the Materials as delivered by Licensor. Licensee will not and will not authorize others to copy, duplicate or sub-license any tape nor part with possession thereof.

3. PAYMENT: Licensee shall pay Licensor the Minimum Guaranteed License Fees, Subscriber-Based Overage and Movie license fees stipulated in the Cover Pages at the times and in the manner therein specified. Said payments shall be due and payable whether or not any one or more of the programs or Movies is actually exhibited. Any payment not made within thirty (30) days of its due date shall bear legal interest equal to the lesser of 12% per annum or the maximum legal rate, from the due date until paid. Acceptance of any payment after its due date shall not constitute a waiver by Licensor of any of its rights except as to such payment. All payments shall be made only in U.S. dollars by wire transfer of immediately available federal funds to LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60603, ABA#: 071000505, Benefit of: Playboy Entertainment Group, Inc. (PEGI), Account #: 2292148.

4.   SUBSTITUTION OF PROGRAMS; CERTIFICATE OF PERFORMANCE:
     ----------------------------------------------------

     a. Licensor may, in its absolute discretion, withdraw any Materials if Licensor determines that the exhibition thereof would or might (i) infringe upon the rights of others; (ii) violate the law, court order, government regulation or other ruling of any governmental agency;
          (iii) interfere with the actual or contemplated use of the Materials or the material or rights contained therein for any purpose other than the exhibition of the Materials in Licensee's basic area; or (iv) subject Licensor to any liability.

     b. If Licensor elects to withdraw any program or Movie as set forth in the preceding Sub-paragraph 6.a., Licensor shall have the right, in its sole discretion, either to deliver another program or movie of comparable quality to Licensee (which program or movie shall be deemed to replace the program or Movie withdrawn) or reduce the number of programs or Movies to be delivered hereunder ("Partial Cancellation") by one, and Licensee shall be given a pro rata refund or credit of the license fees (based on whether the program or Movie already has been exhibited, with the first exhibition on any service being worth *** of the portion of the license fee attributable to such withdrawn program or Movie, the second exhibition on any service being worth *** of such portion of the license fee and subsequent exhibitions on any service worth *** of such portion of the license fee each), at Licensor's election, of such portion of the license fee attributable to such withdrawn program or Movie. ***

*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

     c. If a tape of any withdrawn program or Movie has been shipped to Licensee, Licensee will promptly return it to Licensor.

5. WARRANTY AND INDEMNITY: Licensor MAKES NO REPRESENTATIONS, WARRANTIES OR INDEMNITIES, EXPRESS OR IMPLIED EXCEPT AS SPECIFICALLY SET FORTH IN THIS
     PARAGRAPH:

     Subject to Paragraph 21 hereof, Licensor agrees to indemnify and save Licensee harmless from the amounts of any damages (except loss of profits and consequential damages, if any) awarded in any final judgment entered against Licensee, by reason of any claim which may be made alleging that any of the programs or Movies infringe upon the copyright, literary or dramatic right or right of privacy of any claimant or constitutes a libel or slander of such person, except with respect to any material added by Licensee and except with respect to music which is specifically covered by Paragraph 6 below:

6. ADDITIONAL WARRANTIES: Licensor warrants and represents that to the best of its knowledge, information and belief, the performing rights in all musical compositions contained in the programs or Movies are controlled by (a) a performing rights society having jurisdiction; or (b) Licensor; or (c) in the public domain. Licensor does not represent or warrant that Licensee may exercise the performing rights to said musical compositions without the payment of a performing rights royalty or license fee. If Licensee is required to pay a performing rights royalty or license fee, Licensee shall be solely responsible for the payment of such royalty or fee and shall hold Licensor free and harmless therefrom.

7. EXHIBITION RESTRICTIONS AND REQUIREMENTS: Licensee will not delete the copyright notice and/or credits incorporated in any Materials as delivered by Licensor. Furthermore, without Licensor's prior written approval, Licensee shall not couple any Materials with any other material or add any material to any of the Materials. Notwithstanding anything to the contrary in this Agreement, in no event shall Licensee exhibit on the same channel or frequency as PBTV/S, within the Territory during the Term, any programming produced, distributed or licensed by or which carries the brand of any other men's magazine, such as and including Penthouse and Hustler.

8. ASSIGNMENT AND SUB-LICENSE PROHIBITED: This Agreement and the rights and licenses granted hereunder to Licensee are personal to Licensee, and except as expressly authorized under the Cover Pages, Licensee shall not sell, assign, mortgage, pledge or hypothecate any such rights or licenses in whole or in part without obtaining the prior written consent of Licensor, nor shall any of said rights or licenses be assigned or transferred by Licensee to any third party by operation of law or otherwise. Any action in violation of the foregoing shall be null and void and without effect. In the event Licensor consents to any such action by Licensee, Licensee shall nevertheless continue to remain fully and primarily responsible and liable to Licensor for due, full, complete and faithful performance of all terms and conditions of this Agreement to be performed on the part of Licensee. Licensor may assign, transfer, pledge or hypothecate all or any part of the payments to be received by Licensor hereunder. Licensee agrees that in the event of receipt of written notice of assignment by Licensor, monies due to Licensor shall be paid to any third party assignee in accordance with Licensor's instructions. Licensor may assign this Agreement to any corporation controlling, controlled by or under common control with Licensor or to any person or entity that may hereafter become the licensor of the Materials.

9. RESERVATION OF RIGHTS: All licenses, rights and interest in, to and with respect to the Materials not specifically granted to Licensee shall be and are specifically and entirely reserved to Licensor and may be fully exploited and utilized by Licensor.

10. RECEPTION FROM OUTSIDE EXHIBITIONS: Licensee acknowledges that satellite or terrestrial exhibitions of the Materials intended for reception outside the Territory may be received by television sets located within such Territory, and Licensee agrees that such unintended reception shall not constitute a breach of this Agreement by Licensor.

11. SPILL-OVER RETRANSMISSION: It is acknowledged that due to the "footprint" of the satellites used by Licensee, Licensee's transponder signal may "spill over" beyond the boundaries of the Territory. To the extent such "spill over" is not intended by Licensee, Licensee's signal is encrypted and not authorized for receipt beyond the Territory and Licensee does not receive compensation for such "spill over," Licensee shall have no liability to Licensor for such "spill over." Licensor shall be free to seek recovery from any third party for such "spill over" retransmission.

12. BRAND RIGHTS: Licensee may publicize and advertise exhibitions of a program or Movie or any person appearing therein (unless specifically notified to the contrary) in the Territory for publicity and exploitation only of such particular program or Movie but (i) advertising material pertaining to a specific program or Movie may be used to advertise only that specific program or Movie, (ii) advertising containing the name or likeness of a person may be used to advertise only the specific program or Movie in which such person appears, and (iii) in no event shall the names of such persons or of Licensor be used in such manner so that such use may be construed as an endorsement, express or implied, of any party, sponsor, product or service. All such advertising may be only in the authorized Languages and shall be subject to Licensor's prior written approval at least thirty (30) days prior to its intended distribution. Licensee hereby acknowledges that the trade names "Playboy" and "Playmate" and the registered trademark and service mark "Playboy," the Playboy "Rabbit Head Design" and trade names "The Playboy Channel," "Playboy TV," "Playboy Television" and all related or derivative names or marks (collectively, the "Playboy Marks") are the sole and exclusive property of Licensor's affiliate, PEI, and that all uses of the Playboy marks shall inure solely to the benefit of PEI. Licensee shall have the non-exclusive right to develop and distribute advertising, publicity, and promotional materials relating to the programs or PBTV/S, but not the Movies, incorporating certain of the Playboy Marks in connection with Licensee's rights hereunder; provided, however, that such rights shall relate to the programs for PBTV/S licensed under this Agreement and not extend to the Movies or any other program, shall expire on the expiration of the Term or earlier termination of the Agreement, shall not be exercised without reference to a particular program or PBTV/S generically, and any such materials incorporating any Playboy Mark shall:

          i. Clearly identify the Playboy Mark using a legible credit line with whatever credit or notice required by Licensor, such as "'Playboy' is the mark of and used with the permission of Playboy Enterprises, Inc." or such other words as Licensor may designate;

          ii. Be submitted in representative form to Licensor for Licensor's prior written approval in each case at least thirty (30) days prior to their intended distribution. Licensor may disapprove any use if, in Licensor's opinion, such use (i) jeopardizes the validity of any of the Playboy Marks, (ii) does not conform to previously approved uses of the Playboy Marks, (iii) does not conform to Licensor's standards, which may vary from time to time, or (iv) negatively affects or impacts the good name, good will or reputation of Licensor or PEI. Licensee will not disseminate any material that has not been so approved by Licensor; and

          iii. Be issued only in the authorized languages.

          It is expressly understood that Licensor shall retain all good will associated with the Playboy Marks, and no good will from same will inure to Licensee or to any person or entity other than Licensor or PEI. Other than as expressly set forth in this Paragraph, Licensee shall make no use of the Playboy Marks or any confusingly similar designation without the prior express written consent of Licensor in each instance. Licensee shall also make no use whatsoever of any other trademark, trade name or service mark that is the property of Licensor or any of its suppliers or producers without the prior express written consent of Licensor in each instance. Licensee similarly agrees that it will not authorize or purport to authorize any third party to make any such use, and it will expressly provide in any applicable third party agreements that such third parties will only be entitled to use such names and marks in accordance with Licensee's rights hereunder. Licensee also must secure Licensor's prior written approval of all media of advertising and distribution and the specific publications, broadcasters and exhibitors that will be running the advertisements. Licensee will not disseminate any advertising material that has not been so approved by Licensor in each instance. Additionally, Licensee agrees that except as expressly authorized in accordance with this Paragraph, Licensee shall not, without Licensor's prior written consent, permit any product or service to be advertised or promoted with the use or involvement of, or bearing the designation of, any part of any Playboy Mark, on, as a part of, or in connection with any television service of Licensee or any advertising, publicity or promotion of any such television service.

13. ADVERTISING CREDITS: Licensee will comply with all instructions furnished to it by Licensor with respect to advertising credits, and Licensee agrees to and will indemnify and hold Licensor harmless from any loss, damage, cost or expense (including reasonable attorneys' fees) incurred or suffered by Licensor by reason of the failure by Licensee to adhere to and observe any such credit instructions.

14. CONTINGENT ROYALTIES: In the event that any monies are paid to or become due to or can be claimed by Licensee in connection with any use of the Materials or copyright or related materials thereof other than as licensed hereunder, such monies shall be received and held by Licensee in trust for Licensor.

15. DEFAULT AND TERMINATION: If Licensee defaults in the payment of any installment of any Minimum Guaranteed License Fees, Subscriber-Based Overage, Movie license fees or any other payment to Licensor, or if Licensee defaults in the performance of any of the other obligations hereunder and such default shall not be cured within ten (10) days after written notice thereof to Licensee, or if Licensee becomes insolvent, or if a petition under any bankruptcy act shall be filed by or against Licensee (which petition, if filed against Licensee, shall not have been dismissed within thirty (30) days thereafter), or if Licensee executes an assignment for the benefit of creditors, or if a receiver is appointed for the assets of Licensee, or if Licensee takes advantage of any applicable insolvency or any other like statute, or if Licensor notifies Licensee that it in good faith has reasonable doubts that Licensee can or will continue to perform hereunder, and Licensee fails to give adequate financial security and assurances within fifteen (15) days of said notice (any of the above acts is hereinafter called "event of default"), then Licensor may, in addition to any and all other rights which it may have against Licensee, terminate this Agreement and any other agreements between the parties then in existence by giving written notice to Licensee at any time after the occurrence of such event of default. Whether or not Licensor exercises such right of termination, Licensor shall upon the occurrence of such event of default have no further obligation to deliver tapes of Materials hereunder and shall be entitled to immediate return of all tapes theretofore delivered to and in possession of Licensee. Upon termination, Licensor may recover from Licensee the entire unpaid Minimum Guaranteed License Fees, Subscriber-Based Overages, Movie licensee fee payments and any other payments then owed to Licensor, plus interest at the lesser of 12% per annum or the maximum legal rate on that portion of the payments that was delinquent prior to the termination, and any consequential damages. Licensee acknowledges that the terms hereof and the industry custom of licensing programs substantially in advance of the scheduled exhibition dates, have the effect of rendering the programs and Movies hereunder unmarketable in the Territory during any period that includes the Term of this Agreement or any part thereof. Licensee also acknowledges that, by reason of the foregoing, no method exists for accurate measurement of damages for any breach of Licensee's agreement to pay Licensor as provided in this Agreement. It is therefore agreed that, in addition to all other remedies available at law, in equity, or under other provisions of this Agreement, Licensor shall be entitled (upon breach by Licensee of such agreement to pay Licensor) to recover from Licensee, as liquidated damages, the total unpaid Minimum Guaranteed License Fees, Subscriber-Based Overages and Movie licensee fee payments for the Term, and in addition, reasonable attorneys' fees or collection agency fees if an attorney or collection agency is retained by Licensor at any time to enforce the provisions hereof, plus such other amounts as may be due hereunder. The remedies provided herein are not exclusive but are cumulative and in addition to all other remedies existing at law, in equity, or in courts of bankruptcy. Subject to Paragraph 23 below, in the event that either party commences litigation to enforce, interpret or declare any of the terms, covenants, conditions or obligations of this Agreement, prevailing party shall be entitled to recover all costs, fees and expenses of or in preparation for, litigation, appeal, review, or post-judgment or order, collection or enforcement efforts. All parties to this Agreement agree that the court shall retain and reserve jurisdiction in any judgment over the parties and the subject matter for purposes of enforcing this paragraph.

16. TAXES: Licensee shall pay, without limitation, any tax, levy or charge howsoever denominated, imposed or levied (excluding only any applicable net income or franchise taxes imposed or levied against Licensor) by any statute, law, rule or regulation now in effect or hereafter enacted including, without limitation, sales, use, property and excise or other similar taxes, licenses, import permits, state, county, city or other taxes howsoever denominated relating to or imposed on license fees, rentals, negatives, tapes or other material, or the right or privilege to use the same in connection with any program or Movie licensed hereunder whether or not billed or demanded by Licensor; it being the intent hereof that the payments specified as the consideration of the license granted herein shall be a net amount, free and clear of any tax, levy or charge of whatsoever kind or nature howsoever denominated. To the extent that any such taxes, levies or charges or penalties and interest thereon are paid by Licensor, Licensee shall reimburse Licensor on demand, and on the failure of Licensee to reimburse Licensor, Licensor will have available to it all of the remedies provided for herein with respect to failure to pay the Minimum Guaranteed License Fees, as well as such other remedies as may be provided by law. If Licensee denies liability for any tax, levy or charge which Licensor must pay or collect, Licensee shall indemnify Licensor for any liability, penalty or interest which may result, and Licensor shall have the immediately aforementioned remedies against Licensee for the collection of same. Licensor shall have no obligation to contest or dispute any tax assessed or levied. Licensee shall have the right to do so at its sole cost and expense.

17. EXEMPTION: In regard to any payment due Licensor hereunder which is subject to withholding taxes required by any tax laws, Licensee shall use its best efforts to cooperate with Licensor in supplying Licensor with, and helping Licensor file the tax-exemption form specified by the appropriate Double Taxation Treaty that will allow Licensee to make such payment in full without the withholding of any such taxes.

18. GOVERNMENT AND OTHER LEVIES AND FEES: In the event Licensee receives compensation as the result of any form of governmental levy, now or hereinafter imposed, for the copying, by any means, of the sound or visual elements of any Materials licensed hereunder, or as a result of any relay of any Materials by cable or other transmission networks, such compensation will be held in trust for and paid over to Licensor.

19. NO CENSORSHIP CONDITION: This Agreement is not subject to any censorship conditions or restrictions. Thus, Licensee's payment and other obligations are not conditioned on any of the Materials meeting any censorship requirements or being approved by any censorship or other authority.

20. LICENSEE INDEMNITY: Licensee will indemnify Licensor, its officers, directors and employees from all claims, liabilities and judgments, together with reasonable costs and expenses of litigation and reasonable counsel fees arising from the breach or alleged breach of any provision of this Agreement by Licensee or the use, exhibition or other exploitation of any element of any Materials or Playboy Mark other than as expressly authorized under this Agreement. Licensee shall specifically so indemnify Licensor and such other parties from such claims, liabilities, judgments, costs, expenses and fees made or assessed against Licensor arising from the exhibition of any material in connection with or relating to any Materials other than material delivered by Licensor for exhibition, or from the temporary or permanent loss of any such material.

21. REQUIREMENTS FOR LICENSOR CONTENT INDEMNITY: Notwithstanding any other terms herein to the contrary, Licensor's indemnification will be valid in the event of a claim involving an allegation of
                                                                     Page 6 of 9
     violation of the laws insofar as the content of any Materials is concerned, only in the event each of the following conditions is met:

     a. Immediate telephone contact be made with both the General Counsel's office of Licensor in Chicago at 312-751-8000 and Licensor's Senior Vice President, International Sales, in Beverly Hills at 310-246-4000 or other numbers hereafter specified by Licensor. Such telephone notification should be immediately followed with a letter containing copies of all papers that have been served and giving complete information then available regarding the incident.

     b. Licensor shall have the right to approve Licensee's choice of counsel and to determine in advance the terms of retention.

     c. Licensor will assist in defended actions only and will not be responsible in cases where there is any admission of guilt by anyone charged with violation of the law as to the content of any Program. Settlement or dismissal of any case will not be allowed, except with Licensor's prior written consent.

     d. Actual or prospective parties involved in such prosecution shall make no voluntary disclosure regarding support or lack thereof by Licensor under this policy.

22. WAIVER: A waiver by either party of any breach or default by the other party will not be construed as a continuing waiver of the same or any other breach or default under this Agreement.

23.  ARBITRATION:

     a. Except as provided in Sub-paragraph 23.d. below, if Licensor (or any affiliate of Licensor) or Licensee has any claim, right or cause of action against the other arising out of this Agreement or the transactions contemplated hereby that the parties shall be unable to settle by agreement between themselves, such claim, right or cause of action shall be determined by arbitration in accordance with the UNCITRAL Arbitration Rules. The American Arbitration Association shall serve as the appointing authority. Arbitration shall take place in the State of California, the United States of America and shall be conducted in the English language. Any party may seek enforcement or recognition of any arbitration award in any proper court having jurisdiction in the United States or elsewhere.

     b. Licensor and Licensee recognize that this Paragraph 23 is governed by the United Nations convention on the Recognition and Enforcement of Foreign Arbitral Awards (the New York Arbitration Convention)(New York, June 10, 1958) (the "Convention") and that any differences between the parties hereto arising out of this Agreement or any Other Agreement, whether contractual or not, shall be considered as "commercial" under the federal law of the United States and under Italian law, and that this Paragraph 23 constitutes a written agreement to arbitrate within the meaning of the Convention.

     c. All decisions of the arbitrators and any award or awards made by them shall be conclusive and nonappealable and binding on all parties to the arbitration, their attorneys and successors in interest.

     d. As an exception to the agreement under this Paragraph 23 to arbitrate any claim, right or cause of action arising out of this Agreement or the transactions contemplated hereby (i) any claim, right or cause of action involving the rights of Licensor or any affiliate of Licensor in intellectual property, including the validity or enforceability thereof, shall not be arbitrable, and (ii) if Licensor, in its good faith belief, believes that Licensor or any of Licensor's or Licensor's affiliates' rights or properties will be irreparably harmed or that an appropriate remedy is not timely or readily available or enforceable through arbitration, then Licensor, in its discretion, may bring an action, including for equitable relief, in a court of law in any appropriate jurisdiction (a "Licensor Action") and pursue such Licensor Action, through final entry of judgment. In connection with any Licensor Action, Licensee irrevocably submits to the non-exclusive jurisdiction of the courts of the State of California or any jurisdiction in which the Licensor Action is brought and waives any rights that Licensee might have to contest such jurisdiction. Licensee further acknowledges and agrees that in addition to any other jurisdiction where the pursuit of a Licensor Action is appropriate, the County of Los Angeles, State of California is an appropriate locale for the resolution of any such Licensor Action, and that such locale will not subject Licensee to unreasonable inconvenience or hardship. In the event that process must be served in connection with any such Licensor Action, Licensee agrees that such process may be served in the same manner as notices are to be given pursuant to Paragraph 24, below. Service shall be deemed complete when notice is deemed given pursuant to such Paragraph 24. Licensee hereby appoints the Secretary of the State of California as Licensee's agent for receipt of any service of process.

     e. This Agreement and any dispute in connection therewith shall be governed by and interpreted under laws of the State of California applicable to contracts entered into and fully performed therein.

24. NOTICES: Any notice which either party hereto may desire to give or which is required under the terms of this Agreement shall be given in writing by mail (by registered or certified mail if to a U.S. address) or by facsimile, telex or telegraph or by personal service (in all cases, all charges prepaid) to the addresses noted below. In the event any such notice is given by mail, such notice shall be deemed given on the date five (5) business days following the date after deposit in the United States mail. If notice is given by any other method, such notice shall be deemed given on the date deposited with the telegraph or telex company or on the date personal delivery is made, provided that notice given by facsimile shall be deemed given upon receipt by sender of electronic confirmation that the notice was received. A copy of all notices to Licensor shall be concurrently sent by one of the methods provided in this Paragraph 24, to Playboy Enterprises, Inc., 680 North Lake Shore Drive, Chicago, Illinois 60611, Attention: General Counsel. Licensee's address for notice purposes shall be as follows: Modern Times Group, c/o Modern Times Broadcasting, Pay TV Division, Soder Malarstrand 65, Box 17104, S-104 Stockholm Sweden,
     Attention: Mr. Hans Holger Albrecht, Telecopier Number: 011-46-8-5624-1010. Licensor's address for notices purposes shall be as follows: Playboy Entertainment Group, Inc., 9242 Beverly Boulevard, Beverly Hills, California 90210, Attention: Senior Vice President International Sales and Senior Vice President, Business and Legal Affairs. Telephone Number: (310) 246-4077.

25. COUNTERPART EXECUTION: This Agreement may be executed in counterparts but shall not be deemed to be effective until and unless executed by Licensor at its home office, and the date of execution by Licensor shall be deemed to be the effective date of the Agreement. When so executed by each party, the counterparts together shall be deemed an original and shall constitute one and the same instrument.

26. ENTIRE AGREEMENT: This Agreement, including all Exhibits hereto, constitutes the complete and entire agreement between the parties, and all prior understandings are merged herein. This Agreement cannot be changed or terminated orally, and no amendments, modifications or assignments hereof shall be binding upon Licensor until accepted in writing by a duly authorized officer of Licensor in California. The titles of the paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of this Agreement or any paragraph hereof.

27. INVALIDITY: If any provision or any application of any provision of this Agreement is adjudged illegal, unenforceable or invalid and such adjudication has become final and non-appealable, such provision or application shall be deemed deleted without affecting the remainder of this Agreement unless such deletion shall have a material adverse effect upon the rights or obligations of either party hereto and notice of such effect is given as provided in the following sentence. Either party may notify the other within forty-five (45) days after such adjudication has become final and non-appealable that in its opinion such deletion would have a material adverse effect upon the notifying party and that this Agreement is terminated by reason thereof, but the existence of such effect and the termination of this Agreement shall be subject to contest by the party receiving such notice if the receiving party notifies the other party within forty-five (45) days after service of the notice of termination upon the receiving party of the receiving party's desire so to contest the matter and thereafter proceeds promptly with a proceeding so to contest the matter. During such time as the matter is being contested, this Agreement shall remain in full force and effect.

28. CONFIDENTIALITY: Neither Licensee nor any of its successors or assigns or their respective representatives shall disclose to any third party (other than their respective employees, in their capacity as such) any information with respect to the provisions of this Agreement except: (i) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event Licensee shall notify Licensor of the disclosure obligation and shall seek confidential treatment of such information, (ii) as part of its normal reporting procedure to its parent company, its auditors and its attorneys; provided, however, that such parent company, auditors and attorneys agree to be bound by the provisions of this Paragraph; and (iii) in order to enforce its rights pursuant to this Agreement in a court of competent jurisdiction. All press releases and public disclosures relating to any provisions of this Agreement shall be subject to Licensor's sole approval in each instance.

29. EU TERRITORY: In the event the Territory or any portion thereof under this Agreement is within the European Union ("EU"), formerly known as the European Economic Community, then, anything in this Agreement to the contrary notwithstanding, no obligations created or imposed under this Agreement may be exercised or enforced in manner contrary to Community Law of the EU.

                   - END OF STANDARD TERMS AND CONDITIONS -